Exhibit 21.1
Subsidiaries of ViaSat, Inc.
as of April 1, 2011
1.	ViaSat Worldwide Limited, a Delaware corporation. Number of Shares issued: 1,000 shares common stock Sole Shareholder: ViaSat, Inc.

2.	ViaSat China Services, Inc., a Delaware corporation Number of Shares issued: 1,000 shares common stock Sole Shareholder: ViaSat, Inc.

3.	ViaSat Europe S.r.L. an Italian limited liability company Number of Shares issued: 10,000 shares ViaSat, Inc.: quota of Euro 9,900 ViaSat Worldwide Ltd.: quota of Euro100

4.	ViaSat Australia PTY Limited, an Australian corporation Number of Shares issued: 1,000 Ordinary Shares Sole Member/Shareholder: ViaSat, Inc.

5.	ViaSat India Pvt. Ltd., an Indian private limited company Number of Shares issued: 70 to ViaSat, Inc. 11,039 to ViaSat Worldwide Limited

6.	ViaSat Canada Company, a Nova Scotia Unlimited Liability Company Number of Shares issued: 100,000 shares Sole Shareholder: ViaSat, Inc.

7.	JAST. S.A., a Swiss corporation Number of shares issued: 100,000 shares Sole Shareholder: ViaSat, Inc.

8.	Softswitch, LLC., a Delaware limited liability company 100% Member Interests owned by ViaSat, Inc.

9.	ViaSat Satellite Ventures, LLC, a Delaware limited liability company 100% Member Interests owned by ViaSat, Inc.

10.	ViaSat Satellite Ventures Holdings Luxembourg S.a.r.l., a societe a responsabilite limitee Number of Shares issued: 50,000 shares Sole Shareholder: ViaSat, Inc.

11	ViaSat Credit Corp, a Delaware corporation Number of Shares issued: 1,000 shares Sole Shareholder: ViaSat Satellite Ventures, LLC

12.	VSV I Holdings, LLC, a Delaware limited liability company 100% Member Interests owned by ViaSat Satellite Ventures, LLC

13.	VSV II Holdings, LLC, a Delaware limited liability company 100% Member Interests owned by ViaSat Satellite Ventures, LLC

14.	IOM Licensing Holding Company Limited, an Isle of Man company Number of Shares issued: 1 share Sole Shareholder: ViaSat, Inc.

15.	ViaSat (IOM) Limited, an Isle of Man company Number of Shares issued: 1 share Sole Shareholder: ViaSat, Inc.

16.	ViaSat Satellite Ventures Holdings France SAS, a French Societe par Actions simplifiee Number of Shares issued: 37,000 shares Sole Shareholder: ViaSat Satellite Holdings Luxembourg S.a.r.l.

17.	ViaSat Credit, LLC, a Delaware limited liability company 100% Member Interests owned by ViaSat Credit Corp.

18.	ViaSat Satellite Ventures U.S. I, LLC, a Delaware limited liability company 100% Member Interests owned by VSV I Holdings, LLC.

19.	ViaSat Satellite Ventures, U.S. II, LLC, a Delaware limited liability company 100% Member Interests owned by VSV II Holdings, LLC

20.	ViaSat-1 Holdings, LLC, a Delaware limited liability company 100% Member Interests owned by ViaSat Satellite Ventures U.S. I, LLC

21.	ViaSat Peru S.R.L., a Peruvian limited liability company Number of Shares/Equity Quota issued: 100 ViaSat, Inc.: 1 equity quota ViaSat Worldwide Ltd.: 99 equity quota

22.	ViaSat Stimulus, LLC, a Delaware limited liability company 100% Member Interests owned by ViaSat, Inc

23.	ViaSat, Inc. Limitada, a Chilean limited liability partnership 99.01% interests owned by ViaSat, Inc. .99% interests owned by ViaSat Worldwide Ltd.

24.	TrellisWare Technologies, Inc., a Delaware corporation Number of Shares issued: 14,737,176 shares 54% owned by ViaSat, Inc.

25.	WildBlue Communications, LLC a Delaware limited liability company (formerly Satellite
Broadband ARRA Application, LLC, a Delaware limited liability company)
100% Member Interests owned by WildBlue Communications, Inc.

26.	WildBlue Holding, Inc., a Delaware corporation Number of Shares issued: 1,000 shares Sole Shareholder: ViaSat, Inc.

27.	WildBlue Communications, Inc., a Delaware corporation Number of Shares issued: 1,000 shares Sole Shareholder: WildBlue Holding, Inc.

28.	WB Holdings 1 LLC., a Colorado LLC 100 Member Interests Certificated Sole Member/Shareholder: WildBlue Communications, Inc.

29.	WildBlue Communications Canada Corp., a Nova Scotia unlimited liability company Number of Shares issued: 100 shares Sole Shareholder: WildBlue Communications, Inc.

30.	ViaSat Satellite Holdings Limited, a UK private limited company
(formerly Stonewood Sapphire Limited, a UK private limited company.)
Number of Shares issued: 69,140 shares
Sole Shareholder: ViaSat, Inc.

31.	Stonewood Group Limited, a UK private limited company Number of Shares issued: 59,690 Sole Shareholder: ViaSat Satellite Holdings Limited, a UK private limited company

32.	Echoblue Rural Broadband, LLC., a Delaware limited liability company
50% Member Interests owned by WildBlue Communications, Inc.
50% Member Interests owned by EchoStar Broadband II LLC., a Colorado LLC

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